Exhibit 10.1

Dated 29 April 2009

China Holdings Acquisition Corp.

and

World Sharehold Limited

and

Wang Wei Yao

and

Shao Jian Jun

DEED OF TERMINATION AND MUTUAL RELEASE

i

This Deed of Termination and Mutual Release is made on 29 April 2009 between:

(1)	China Holdings Acquisition Corp., a company organized under the laws of Delaware, United States of America whose principal office is at 1000 N. West Street, Suite 1200, Wilmington, DE 19801, U.S.A. (“CHAC”);

(2)	World Sharehold Limited (Company Registration Number: 575688), a company incorporated in the British Virgin Islands whose registered address is at TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands (“WSL”);

(3)	Wang Wei Yao, whose address is at Room 302, Unit 1, Block 4, Jinguyuan Small District, Danyang City, Jiangsu Province, People’s Republic of China (“Wang”); and

(4)	Shao Jian Jun, whose address is at Yimin Road, Danyang, Jiangsu, People’s Republic of China (“Shao”).

Whereas:

(A)	The Parties entered into the Deed of Undertaking (as defined below) pursuant to which CHAC agreed to make the Offer (as defined below) and the Sellers agreed to accept the Offer in respect of all the Shares (as defined below) held by them upon the satisfaction of certain pre-conditions.

(B)	The Parties have elected to terminate the Deed of Undertaking on the terms and subject to the conditions of this Deed.

Now this Deed Witnesseth as follows:

1.	Definitions and Interpretation

1.1	In this Deed, unless the context otherwise requires, the provisions in this Clause 1.1 apply:

“Common Stock” means the common stock of CHAC, USD$0.001 par value per share;

“Company” means Bright World Precision Machinery Limited (Company Registration Number. 200409453N), a company incorporated in Singapore whose registered address is at 36 Robinson Road, #17-01 City House, Singapore 068877;

“Deed of Undertaking” means the deed of undertaking dated 20 July 2008 and amended on 24 October 2008 entered into between the Parties, and as the same may be amended, varied or supplemented from time to time;

“Effective Date” means 3 April 2009;

“Founders” has the meaning given to it in the Founders’ Agreement;

“Founders’ Agreement” means the letter agreement dated 24 October 2008 entered into between CHAC and the Founders, and agreed and acknowledged by WSL;

“Obligations” has the meaning given to it in the Deed of Undertaking;

“Offer” has the meaning given to it in the Deed of Undertaking;

“Parties” means CHAC, WSL, Wang and Shao, and “Party” shall mean any of them;

“Person” means any legal person, including any individual, corporation, investment fund, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated entity or other entity;

“Sellers” means WSL, Wang and Shao;

“Shares” means the issued and paid-up ordinary shares in the capital of the Company;

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed or admitted for trading on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market or is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a U.S. Business Day;

“Trading Market” means the NYSE Amex (formerly know as the American Stock Exchange) (“AMEX”) or, if the Common Stock is not listed on AMEX, such other exchange or quotation system on which the Common Stock is listed or quoted for trading on the date in question; and

“U.S. Business Day” means any day except Saturday, Sunday and any day which shall be a United States federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

1.2	References to CHAC shall include its assigns or successors-in-interest.

2.	Effective Date and Termination

The Parties hereby acknowledge and agree that this Deed became effective on the Effective Date.

3.	Termination of the Deed of Undertaking

In consideration of the mutual premises and releases herein contained the Parties hereby acknowledge and agree by mutual consent that the Deed of Undertaking was terminated with effect from the Effective Date without the need for any further action on the part of any of the Parties.

4.	Acknowledgment and Confirmation

4.1	The Parties acknowledge that WSL’s Obligations under the Deed of Undertaking lapsed in accordance with Section 6.2 thereof and, consequently, CHAC notes that CHAC’s and the Founders’ obligations under the Founders’ Agreement have terminated in accordance with Section 4.2 thereof.

4.2	CHAC confirms to WSL that CHAC and/or its concert parties have never dealt in the shares of the Company.

5.	Mutual Release

5.1	In consideration of the mutual premises and releases herein contained:

5.1.1	CHAC does hereby with effect from the Effective Date, fully and forever release and discharge each of the Sellers and their respective successors, assigns, directors, officers, employees and agents, from any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages. judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against any of them it has had, may have had or now has, or which any of its successors or assigns hereafter can, shall or may have, whether arising from or in connection with the Deed of Undertaking and/or the Offer, up to and including the Effective Date including, without limitation, any and all claims which were or might have been asserted; and

5.1.2	each of the Sellers does hereby with effect from the Effective Date, fully and forever release and discharge CHAC and their respective successors, assigns, directors, officers, employees and agents, from any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against any of them it has had, may have had or now has, or which any of its successors or assigns hereafter can, shall or may have, whether arising from or in connection with the Deed of Undertaking and/or the Offer, up to and including the Effective Date including, without limitation, any and all claims which were or might have been asserted.

6.	Third Party Rights

This Deed is not intended to, and shall not, confer any rights or remedies upon any Person other than the Parties hereto or otherwise create any third-party beneficiary hereto.

7.	Notices

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Clause 7 prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Clause 7 on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by United States nationally recognized overnight courier service, or (d) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

In the case of CHAC to:

China Holdings Acquisition Corp.

1000 N. West Street, Suite 1200

Wilmington, DE 19801

Fax: 203.226.8022

Attention: Paul Kelly

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

Robert S. Strauss Building

1333 New Hampshire Avenue, N.W.

Washington, DC 20036-1564

Fax: 202.955.7778

Attention: Rick L. Burdick

If to the Sellers:

World Sharehold Limited

Picheng Town, Danyang City, Jiangsu

Province 212311

China

Fax: +86 511 86342922

Attention: Wang Wei Yao/ Shao Jian Jun

With a copy to (which will not constitute notice):

Shook Lin & Bok LLP

AlA Tower

1 Robinson Road

#18-00

Singapore 048542

Fax: +65 6535 8577

Attention: David Chong/ Bethia Su

File Reference: YPL/SYS/2080526

8.	Execution

This Deed may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.	Governing Law etc.

All questions concerning the construction, validity, enforcement and interpretation of this Deed shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (U.S.A.), without regard to principles of conflicts of law thereof. Each Party hereby waives all right to a trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Deed. Each Party hereto irrevocably submits to the exclusive jurisdiction of any Delaware state or federal court in any action or proceeding arising out of or relating to this Deed, and hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such a Delaware state or federal court. Each Party irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Each Party irrevocably consents to the service of any and all process in any such action, suit or proceeding by the delivery of such process to such Party at the address and in the manner provided in Clause 7.

In witness whereof we have caused this Deed to be executed as a deed on the day and year first above written.

The Common Seal of China Holdings Acquisition Corp. was hereto affixed in the presence of:	}

/s/ James D. Dunning, Jr.
James D. Dunning, Jr.
President

The Common Seal of World Sharehold Limited was hereto affixed in the presence of:	}

/s/ Wang Wei Yao
Director

/s/ Shao Jian Jun
Director/Secretary

EXECUTED as a deed by:

/s/ Wang Wei Yao
SIGNED by Wang Wei Yao

EXECUTED as a deed by:

/s/ Shao Jian Jun
SIGNED by Shao Jian Jun

AGREED AND ACCEPTED BY:

China Holdings Acquisition Corp.

/s/ Paul K. Kelly
Paul K. Kelly Chairman and Chief Executive Officer

Signature Page to Deed of Undertaking